Exhibit (h)(8)

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, between the Acquiring Fund (the “Acquiring Fund”), and the Acquired Fund (the “Acquired Fund” and together with the Acquiring Fund, the ”Funds”), listed on Schedule A.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the ”1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Fund, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, the Acquiring Fund may, from time to time, invest in shares of the Acquired Fund in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Fund and the Acquired Fund desire to set forth the following terms pursuant to which the Acquiring Fund may invest in the Acquired Fund in reliance on the Rule.

1.	Terms of Investment

(a)        In order to help reasonably address the risk of undue influence on the Acquired Fund by the Acquiring Fund, the Acquiring Fund and the Acquired Fund agree as follows:

(i)       Material terms regarding the Acquiring Fund’s investment in the Acquired Fund necessary to make the required findings:

(A)       In-kind redemptions. The Acquiring Fund acknowledges and agrees that, consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(B)       Timing/advance notice of redemptions. The Acquiring Fund represents that:

(1) The Acquiring Fund will use reasonable efforts to spread large redemption requests over multiple days and/or to provide advance notification of redemption requests to the Acquired Fund whenever practicable;

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(2) The Acquiring Fund will not seek to disrupt, or intentionally disrupt, the management of the Acquired Fund in connection with any redemption request; and

(3) All acquisitions of shares of the Acquired Fund by the Acquiring Fund will be made for investment purposes and not for control purposes, and to the extent that the Acquiring Fund were required to report its holdings of Acquired Fund shares pursuant to Section 13(d) and/or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such holdings would qualify at all times and under all circumstances for reporting on Form 13G under the Exchange Act.

(C) Scale of investment. Upon a reasonable request by the Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and scale of its contemplated investments in Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

(b)        In order to assist the Acquiring Fund’s investment adviser with assessing the impact of fees and expenses associated with an investment in the Acquired Fund, the Acquired Fund shall provide the Acquiring Fund with information reasonably requested by the Acquiring Fund to comply with the terms and conditions of the Rule, including information on the fees and expenses of the Acquired Fund.

2.	Representations of the Acquired Fund.

(a)         In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees: (i) to comply with all conditions of the Rule applicable to the Acquired Fund; (ii) to comply with its obligations under this Agreement; and (iii) to promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule or this Agreement.

(b)         The Acquired Fund represents that upon an investment by the Acquiring Fund in the Acquired Fund, it will not own, and it will not purchase or otherwise acquire during the term of this Agreement, the securities of an investment company or private fund relying on Section 3(c)(1) or 3(c)(7) of the 1940 Act where immediately after such purchase or acquisition, the securities of investment companies and private funds owned by the Acquired Fund have an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff.

3.	Representations of the Acquiring Fund.

In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees: (i) to comply with all conditions of the Rule applicable to the Acquiring Fund; (ii) to comply with its obligations under this Agreement; and (iii) to promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the Rule or this Agreement.

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4.	Indemnification.

(a)       The Acquiring Fund agrees to hold harmless and indemnify the Acquired Fund, including any of their principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions asserted against the Acquired Fund (“Acquired Fund Claims”), including any of their principals, directors or trustees, officers, employees and agents, to the extent such Acquired Fund Claims result from (i) a violation or alleged violation by the Acquiring Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Acquiring Fund of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Acquired Fund Claims.

(b)       The Acquired Fund agrees to hold harmless and indemnify the Acquiring Fund, including any of its directors or trustees, officers, employees and agents, against and from any asserted against the Acquiring Fund (“Acquiring Fund Claims”), including any of its directors or trustees, officers, employees and agents, to the extent such Acquiring Fund Claims result from (i) a violation or alleged violation by the Acquired Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Acquired Fund of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Acquiring Fund Claims.

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Jay Aronowitz	Jay Aronowitz
c/o John Hancock Investment Management LLC	c/o John Hancock Investment Management LLC
200 Berkeley Street	200 Berkeley Street
Boston, MA 02116	Boston, MA 02116
Fax:	Fax:
Email: Jay_Aronowitz@jhancock.com	Email: Jay_Aronowitz@jhancock.com

With a copy to:	With a copy to:

Christopher Sechler	Christopher Sechler
Attn: Legal Dept.	Attn: Legal Dept.
200 Berkeley Street	200 Berkeley Street
Boston, MA 02116	Boston, MA 02116
Fax:	Fax:
Email: CSechler@jhancock.com	Email: CSechler@jhancock.com
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6.	Term and Termination; Assignment; Amendment

(a)        This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule. While the terms of the Agreement shall only be applicable to investments in the Acquired Fund made in reliance on the Rule, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b)        This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits.

(c)        This Agreement may not be assigned by either party without the prior written consent of the other.

(d)        This Agreement may be amended only by a writing that is signed by each affected party.

(e)        In the event that any counterparty to this Agreement wishes to include one or more series in addition to those originally set forth in Schedule A, such counterparty shall so notify the other counterparty in writing, and, upon written agreement, such series shall hereunder become an Acquiring Fund or Acquired Fund, as the case may be, and Schedule A shall be amended accordingly.

(f)         Notwithstanding Section 6(e) of this Agreement, each counterparty to this Agreement agrees that any investment by an Acquiring Fund in a series otherwise subject to Section 6(e) that is within the limit in Section 12(d)(1)(A)(i) of the 1940 Act shall be governed by the terms of this Agreement and such series shall automatically be deemed an Acquired Fund as of the date of the initial investment in such series even if not explicitly named in Schedule A. Any investment in an Acquired Fund that is proposed to be in excess of the limit in Section 12(d)(1)(A)(i) shall be subject to the prior written agreement requirement set forth in Section 6(e) of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JOHN HANCOCK VARIABLE INSURANCE TRUST

Andrew G. Arnott	Andrew G. Arnott	/s/ Andrew G. Arnott
Name of Authorized Signer	Print	Signature
Title: President
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JOHN HANCOCK FINANCIAL OPPORTUNITIES FUND

HEDGED EQUITY & INCOME FUND

INCOME SECURITIES TRUST

INVESTORS TRUST

JOHN HANCOCK BOND TRUST

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

JOHN HANCOCK CAPITAL SEREIES

JOHN HANCOCK COLLATERAL TRUST

JOHN HANCOCK CURRENT INTEREST

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

JOHN HANCOCK FUNDS II

JOHN HANCOCK FUNDS III

JOHN HANCOCK GA MORTGAGE TRUST

JOHN HANCOCK INVESTMENT TRUST

JOHN HANCOCK INVESTMENT TRUST II

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

JOHN HANCOCK SOVEREIGN BOND FUND

JOHN HANCOCK STRATEGIC SERIES

PREFERRED INCOME FUND

PREFERRED INCOME FUND II

PREFERRED INCOME FUND III

PREMIUM DIVIDEND FUND

TAX-ADVANTAGED DIVIDEND INCOME FUND

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TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

Andrew G. Arnott	Andrew G. Arnott	/s/ Andrew G. Arnott
Name of Authorized Signer	Print	Signature
Title: President
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SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds

John Hancock Variable Insurance Trust

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Managed Volatility Balanced Portfolio

Managed Volatility Conservative Portfolio

Managed Volatility Growth Portfolio

Managed Volatility Moderate Portfolio

Acquired Funds

Financial Opportunities Fund

John Hancock Financial Opportunities Fund

Hedged Equity & Income Fund

John Hancock Hedged Equity & Income Fund

Income Securities Trust

John Hancock Income Securities Trust

Investors Trust

John Hancock Investors Trust

John Hancock Bond Trust

John Hancock ESG Core Bond Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

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John Hancock Investment Grade Bond Fund

John Hancock Short Duration Bond Fund

John Hancock California Tax-Free Income Fund

John Hancock California Tax-Free Income Fund

John Hancock Capital Series

John Hancock Classic Value Fund

John Hancock U. S. Global Leaders Growth Fund

John Hancock Collateral Trust

John Hancock Collateral Trust

John Hancock Current Interest

John Hancock Money Market Fund

John Hancock Exchange-Traded Fund Trust

John Hancock Corporate Bond ETF

John Hancock Mortgage-Backed Securities ETF

John Hancock Multifactor Consumer Discretionary ETF

John Hancock Multifactor Consumer Staples ETF

John Hancock Multifactor Developed International ETF

John Hancock Multifactor Emerging Markets ETF

John Hancock Multifactor Energy ETF

John Hancock Multifactor Financials ETF

John Hancock Multifactor Healthcare ETF

John Hancock Multifactor Industrials ETF

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Materials ETF

John Hancock Multifactor Media and Communications ETF

John Hancock Multifactor Mid Cap ETF

John Hancock Multifactor Small Cap ETF

John Hancock Multifactor Technology ETF

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John Hancock Multifactor Utilities ETF

John Hancock Preferred Income ETF

John Hancock Funds II

Absolute Return Currency Fund

Fundamental All Cap Core Fund

Multi-Asset Absolute Return Fund

Alternative Asset Allocation Fund

Blue Chip Growth Fund

Capital Appreciation Fund

Capital Appreciation Value Fund

Core Bond Fund

Emerging Markets Debt Fund

Emerging Markets Fund

Equity Income Fund

Floating Rate Income Fund

Fundamental Global Franchise

Global Equity Fund

Health Sciences Fund

High Yield Fund

International Small Company Fund

International Strategic Equity Allocation Fund

Mid Value Fund

Multi-Asset High Income Fund

Multi-Index 2010 Lifetime Portfolio

Multi-Index 2015 Lifetime Portfolio

Multi-Index 2020 Lifetime Portfolio

Multi-Index 2025 Lifetime Portfolio

Multi-Index 2025 Preservation Portfolio

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Multi-Index 2030 Lifetime Portfolio

Multi-Index 2030 Preservation Portfolio

Multi-Index 2035 Lifetime Portfolio

Multi-Index 2035 Preservation Portfolio

Multi-Index 2040 Lifetime Portfolio

Multi-Index 2040 Preservation Portfolio

Multi-Index 2045 Lifetime Portfolio

Multi-Index 2045 Preservation Portfolio

Multi-Index 2050 Lifetime Portfolio

Multi-Index 2050 Preservation Portfolio

Multi-Index 2055 Lifetime Portfolio

Multi-Index 2055 Preservation Portfolio

Multi-Index 2060 Lifetime Portfolio

Multi-Index 2060 Preservation Portfolio

Multi-Index 2065 Lifetime Portfolio

Multi-Index 2065 Preservation Portfolio

Multi-Index Income Preservation Portfolio

Multi-Index Lifestyle Aggressive Portfolio

Multi-Index Lifestyle Balanced Portfolio

Multi-Index Lifestyle Conservative Portfolio

Multi-Index Lifestyle Growth Portfolio

Multi-Index Lifestyle Moderate Portfolio

Multimanager 2010 Lifetime Portfolio

Multimanager 2015 Lifetime Portfolio

Multimanager 2020 Lifetime Portfolio

Multimanager 2025 Lifetime Portfolio

Multimanager 2030 Lifetime Portfolio

Multimanager 2035 Lifetime Portfolio

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Multimanager 2040 Lifetime Portfolio

Multimanager 2045 Lifetime Portfolio

Multimanager 2050 Lifetime Portfolio

Multimanager 2055 Lifetime Portfolio

Multimanager 2060 Lifetime Portfolio

Multimanager 2065 Lifetime Portfolio

New Opportunities Fund

Opportunistic Fixed Income Fund

Real Estate Securities Fund

Science & Technology Fund

Small Cap Growth Fund

Small Cap Value Fund

Strategic Equity Allocation Fund

Strategic Income Opportunities Fund

U.S. Sector Rotation Fund

Multimanager Lifestyle Aggressive Portfolio

Multimanager Lifestyle Balanced Portfolio

Multimanager Lifestyle Conservative Portfolio

Multimanager Lifestyle Growth Portfolio

Multimanager Lifestyle Moderate Portfolio

Retirement Income 2040 Fund

John Hancock Funds III

John Hancock Disciplined Value Fund

John Hancock Disciplined Value Mid Cap Fund

John Hancock Global Shareholder Yield Fund

John Hancock International Growth Fund

John Hancock U.S. Growth Fund

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John Hancock GA Mortgage Trust

John Hancock GA Mortgage Trust

John Hancock Investment Trust

John Hancock Diversified Real Assets Fund

John Hancock Mid Cap Growth Fund

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Diversified Macro Fund

John Hancock Emerging Markets Equity Fund

John Hancock ESG International Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Global Environmental Opportunities Fund

John Hancock Global Thematic Opportunities Fund

John Hancock Infrastructure Fund

John Hancock International Dynamic Growth Fund

John Hancock Seaport Long/Short Fund

John Hancock Small Cap Core Fund

John Hancock Investment Trust II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Municipal Securities Trust

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond

John Hancock Sovereign Bond Fund

John Hancock Bond Fund

John Hancock Strategic Series

John Hancock Income Fund

John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio

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John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Securitized Debt Portfolio

Preferred Income Fund

John Hancock Preferred Income Fund

Preferred Income Fund II

John Hancock Preferred Income Fund II

Preferred Income Fund III

John Hancock Preferred Income Fund III

Premium Dividend Fund

John Hancock Premium Dividend Fund

Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Dividend Income Fund

Tax-Advantaged Global Shareholder Yield Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

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